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                                                                    Exhibit 3.34

                                     BYLAWS
                                       OF
                             OMNIMOUNT SYSTEMS, INC.
                             AN ARIZONA CORPORATION

                                   ARTICLE 1

                             APPLICABILITY OF BYLAWS

      Except as otherwise provided by statute or the Corporation's Articles of Incorporation, these Bylaws govern the management of the business and the conduct of the affairs of the Corporation.

                                    ARTICLE 2

                                     OFFICES

      2.1 Principal Executive Office. The Board of Directors shall establish the location of the principal executive office of the Corporation at any place within or outside of the State of Arizona.

      2.2 Other Offices. The Board of Directors may establish other offices at any place or places within or outside of the State of Arizona.

      2.3 Change in Location or Number of Offices. The Board of Directors may change any office from one location to another or eliminate any office or offices.

                                   ARTICLE 3

                            MEETINGS OF SHAREHOLDERS

      3.1 Place of Meetings. Meetings of the shareholders shall be held at any place within or outside of the State of Arizona designated either by the Board of Directors or by the written consent of all persons entitled to vote at any such meeting or, in the absence of such designation or written consent, at the principal executive office of the Corporation.

      3.2 Annual Meetings. An annual meeting of the shareholders shall be held within 180 days following the end of the fiscal year of the Corporation at a date and time designated by the Board of Directors. Directors shall be elected and any other proper business may be transacted at each annual meeting.

      3.3   Special Meetings.

            (a) Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, Chief Executive Officer, the President, or the holders of shares entitled to cast not less than 10 percent of the votes at such meeting.

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            (b) Any request for the calling of a special meeting of the shareholders shall (1) be in writing, (2) specify the date and time thereof, which shall be not earlier than 35 and not later than 60 days after receipt of the request, (3) specify the general nature of the business to be transacted, and (4) be given either personally, by registered mail, or by telegraphic or other facsimile transmission to the Chairman of the Board, Chief Executive officer, the President, any vice president, or the Secretary of the Corporation. The officer receiving a proper request to call a special meeting of the shareholders shall cause notice to be given pursuant to the provisions of section 3.4 of this article to the shareholders entitled to vote at such meeting. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice. Such notice shall state that a meeting will be held at the date and time specified by the person or persons calling the meeting, and shall specify the general nature of the business to be transacted at such meeting.

            (c) No business may be transacted at a special meeting unless the general nature thereof was stated in the notice of such meeting.

      3.4   Notice of Annual, Special, or Adjourned Meetings.

            (a) Whenever any meeting of the shareholders is to be held, a written notice of such meeting shall be given to each shareholder entitled to vote at such meeting not fewer than 10 and not more than 60 days before the date of such meeting to each shareholder entitled to vote at such meeting. Such notice shall be given in the manner prescribed in subdivision (d) of this section. The notice shall state the place, time, and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the giving of the notice, intends to present for action by the shareholders, including, whenever directors are to be elected at a meeting, the names of nominees intended at the time of giving of the notice to be presented by management for election.

            (b) Any proper matter may be presented for action at an annual meeting, except as may be otherwise provided under Arizona law.

            (c) Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 45 days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting.

            (d) Notice of any meeting of the shareholders or any report shall be given either personally or by first-class-mail, postage prepaid, or other means of written communication, addressed to each shareholder at his address appearing on the books of the corporation or given by him to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication. An affidavit or mailing of any notice or report in accordance

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with the provisions of these Bylaws or Arizona law, executed by the Secretary, assistant secretary, or any transfer agent of the Corporation, shall be prima facie evidence of the giving of the notice or report.

            (e) If any notice or report addressed to the shareholder at his address appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon his written demand at the principal executive office of the Corporation for a period of one year after the date of the giving of the notice or report to all other shareholders.

      3.5   Record Date.

            (a) The Board of Directors may establish a date as a record date for the determination of the shareholders (1) entitled to notice of any meeting or to vote at such meeting, (2) entitled to receive payment of any dividend or other distribution or allotment of any rights, or (3) entitled to exercise any rights in respect of any other lawful action. The record date so established shall be not more than 60 and not fewer than 10 days prior to the date of any meeting of the shareholders, nor shall it be more than 60 days prior to any other action.

            (b) In the event no record date is fixed:

                  (1) The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                  (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

                  (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

            (c) Only shareholders of record on the close of business on the record date are entitled to notice and to vote or to receive a dividend, distribution, or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the Corporation after the record date.

            (d) A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, provided that the Board of Directors shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

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      3.6   Quorum; Action at Meetings.

            (a) A majority of the shares entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business at such meeting.

            (b) If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

            (c) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

      3.7 Adjournment. Any meeting of the shareholders may be adjourned from time to time, whether or not a quorum is present, by the vote of a majority of the shares represented at such meeting either in person or by proxy. At the adjourned meeting the shareholders may transact any business which might have been transacted at the original meeting.

      3.8   Validation of Defectively Called, Noticed, or Held Meetings.

            (a) The transactions of any meeting of the shareholders, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote at such meeting, who is not present in person or by proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

            (b) Attendance of a person at a meting shall constitute a waiver of notice of an presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting shall not constitute waiver of any right to object to the consideration of any matter required by the General Corporation law of the State of Arizona to be included in the notice but not so included, if such objection is expressly made at the meeting.

            (c) Any written waiver of notice shall comply with Arizona law.

      3.9   Voting for Election of Directors.

            (a) Unless precluded by Arizona law, every shareholder complying with subdivision (b) of this section and entitled to vote at any election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he may desire.

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            (b) No shareholder shall be entitled to cumulate his votes (i.e., cast for any one or more candidates a number of votes greater than his shares) unless the candidate's or candidates, names for which he desires to cumulate his votes have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

            (c) Elections for directors may be by voice vote or by ballot unless any shareholder entitled to vote demands election by ballot at the meeting prior to the voting, in which case the vote shall be by ballot.

            (d) In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them shall be elected as directors.

      3.10  Proxies.

            (a) Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a written proxy signed by him or his attorney in fact and filed with the Secretary of the Corporation. A proxy shall be deemed signed is the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by him or his attorney in fact.

            (b) Any duly executed proxy shall continue in full force and effect until the expiration of the term specified therein, unless it is earlier revoked by the person executing it prior to the voting of such proxy either (1) by a writing delivered to the Corporation stating that it is revoked, (2) by a subsequent proxy executed by the person executing the proxy, or (3) by the attendance at the meeting and voting in person by the person executing the proxy. The date contained on the form of proxy shall be deemed to be the date of its execution.

            (c) A proxy which states that it is irrevocable is irrevocable for the period specified therein subject to the provisions of Arizona law.

      3.11  Inspectors of Election.

            (a) In advance of any meeting of the shareholders, the Board of Directors may appoint either one or three persons (other than nominees for the office of director) as inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse to act) at the meeting. If appointed at a meeting on the request of one or more shareholders or the proxies thereof, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

            (b) The duties of inspectors of election and the manner of their performance shall be as prescribed in Arizona statutes.

      3.12  Action by Written Consent.

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            (a) Subject to subdivisions (b) and (c) of this section, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without a vote, and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting in which all shares entitled to vote on such matter were present and voted. All such consents shall be filed with the Secretary of the Corporation and maintained with the corporate records.

            (b) Except for the election of a director by written consent to fill a vacancy (other than a vacancy created by removal), directors may be elected by written consent only by the unanimous written consent of all shares entitled to vote for the election of directors. In the case of an election of a director by written consent to fill a vacancy (other than a vacancy created by removal), any such election requires the consent of a majority of the outstanding shares entitled to vote.

            (c) Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as provided in Arizona statutes.

            (d) Any shareholder giving a written consent, or his proxy holders, or a personal representative of the shareholder may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

                                    ARTICLE 4

                                    DIRECTORS

      4.1 Authority of Directors. Subject to the provisions of the Arizona law and any limitations in the Articles of Incorporation or these Bylaws as to action to be authorized or approved by the shareholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board of Directors shall have the power:

            (a) to conduct, manage, and control the affairs and business of the Corporation and to make such rules and regulations therefor, not inconsistent with law or with the Articles of Incorporation or with the Bylaws, as the Board of Directors may deem best;

            (b) to elect and remove at pleasure the officers, agents, and employees of the Corporation, prescribe their duties, and fix their compensation;

            (c) to authorize the issue of shares of stock of the Corporation from time to time upon such terms as may be lawful, in consideration of money paid, labor done, services actually rendered to the corporation or for its benefit or in its formation or reorganization, debts or securities canceled, or tangible or intangible property actually received, but neither promissory notes of the purchaser (unless adequately secured by collateral other than the shares acquired or

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unless permitted by Arizona law) nor future services shall constitute payment or part payment for the shares of the Corporation;

            (d) to borrow money and incur indebtedness for the purposes of the Corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor;

            (e) to alter, repeal, or amend, from time to time, and at any time, these bylaws and any and all amendments of the same, and from time to time, and at any time, to make and adopt such new and additional Bylaws as may be necessary and proper, subject to the power of the shareholders to adopt, amend, or repeal such Bylaws, or to revoke the delegation of authority of the directors, as provided by law.

      4.2   Number of Directors.

            (a) The authorized number of directors shall be five (5).

            (b) The authorized number of directors may only be changed by an amendment of this section approved by the vote or written consent of majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the authorized number to a number less than 5 shall not be adopted if the votes cast against its adoption at a meeting (or the shares not consenting in the case of action by written consent) exceed 16-2/3% of such outstanding shares.

      4.3 Election of Directors. Directors shall be elected at each annual meeting of the shareholders.

      4.4 Term of Office. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected.

      4.5   Vacancies.

            (a) A vacancy on the Board of Directors shall exist whenever any authorized position of director is not then filled by a duly elected director, without regard to whether such situation has been caused by death, resignation, removal, change in the authorized number of directors, or otherwise.

            (b) Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director shall be filled only by the shareholders.

            (c) The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

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      4.6   Removal.

            (a) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

            (b) Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire Board of Directors is removed) if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of his most recent election were then being elected.

            (c) Any reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

      4.7 Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive officer, the President, the Secretary, or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

      4.8 Fees and Compensation. Directors may be reimbursed for their expenses, if any, for attendance at each meeting of the Board of Directors. Directors may be paid for attendance at any such meeting, with the amount of such payments to be determined by resolution of the Board of Directors. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.

                                   ARTICLE 5

                      COMMITTEES OF THE BOARD OF DIRECTORS

      5.1 Designation of Committees. The Board of Directors may, be resolution adopted by a majority of the authorized number of directors, designate (1) one or more committees, each consisting of two or more directors and (2) one or more directors as alternate members of any committee, who may replace any absent member at any meeting thereof. Any member or alternate member of a committee shall serve at the pleasure of the Board of Directors.

      5.2 Powers of Committees. Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have all the authority of the board, except with respect to:

            (a) the approval of any action for which Arizona law also requires any action by the shareholders;

            (b) the filling of vacancies of the Board of Directors or on any committee thereof;

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            (c) the fixing of compensation of the directors for serving on the
Board of Directors or on any committee thereof;

            (d) the amendment or repeal of these Bylaws or the adoption of new bylaws;

            (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

            (f) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

            (g) the designation of other committees of the Board of Directors or the appointment of members or alternate members thereof.

                                   ARTICLE 6

            MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

      6.1 Place of Meetings. Regular Meetings of the Board of Directors shall be held at any place within or outside of the State of Arizona which has been designated from time to time by the Board of Directors or, in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the Board of Directors shall be held either at any place within or outside of the State of Arizona which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

      6.2 Organization Meeting. Immediately following each annual meeting of the shareholders of the Board of Directors shall hold a regular meeting for the purpose of organization and the transaction of other business. Notice of any such meeting is not required.

      6.3 Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such times as shall be designated from time to time by the Board of Directors. Notice of any such meeting is not required.

      6.4 Special Meetings. Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the chairman of the Board, Chief Executive Officer, the President, any vice president, the Secretary, or any two directors. Notice shall be given of any special meeting of the Board of Directors.

      6.5   Notice of Special Meetings.

            (a) Notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by telephone to each director or sent to each director by firstclass mail or telegraph, charges prepaid. Such notice shall be given four days prior to the holding of the special meeting if sent by mail or 48 hours prior to the holding thereof is delivered personally or given by telephone or telegraph. The notice or report shall be deemed to have been given at the time when delivered to the recipient personally or deposited in the mail or sent by other means of written communication.

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            (b) Notice of any special meeting of the Board of Directors need not specify the purpose thereof and need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

      6.6 Validation of Defectively Held Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. Such waivers, consents, and approvals (1) need not specify the purpose of any meeting of the Board of Directors and (2) shall be filed with the corporate records or made a part of the minutes of the meeting.

      6.7   Quorum: Action at Meetings: Telephone Meetings.

            (a) A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by law or the Articles of Incorporation.

            (b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

            (c) Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as, all members participating in such meeting can hear one another.

      6.8 Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

      6.9 Action without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

      6.10 Meetings of and Action by Committees. The provisions of this article apply to committees of the Board of Directors and action by such committees with such changes in the language of these provisions as are necessary to substitute the committee and its members for the Board of Directors and its members.

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                                   ARTICLE 7

                                    OFFICERS

      7.1 Officers. The Corporation shall have as officers a Chairman of the Board, Chief Executive Officer, a President, a Secretary, and a Chief Financial Officer. The Corporation may also have at the discretion of the Board of Directors one or more vice presidents, one or more assistant secretaries, one or more assistant chief financial officers, and such other officers and may be appointed in accordance with the provisions of section 7.3 of this article. One person may hold two or more offices.

      7.2 Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of section 7.3 or section 7.5 of this article, shall be chosen by and shall serve at the pleasure of the Board of Directors, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

      7.3 Subordinate Officers, etc. The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, Chief Executive Officer or President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

      7.4   Removal and Resignation.

            (a) Any officer may be removed, either with or without cause, by the board of Directors or, except in the case of any officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by resolution of the Board of Directors.

            (b) Any officer may resign at any time effective upon giving written notice to the Chairman of the Board, Chief Executive Officer, President, any vice president, or Secretary of is the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.

      7.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

      7.6 Chairman of the Board and Chief Executive Officer. If there is a Chairman of the Board, he shall, if present, preside at all meetings of the Board of Directors and at all meetings of the shareholders, and he shall be, unless otherwise decided by the Board, the Chief Executive Officer of the Corporation with the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and he shall have and execute such other powers and duties as may be from time to time assigned to him by resolution of the Board of Directors.

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      7.7   President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or to the Chief Executive officer, if there be such officers, the President shall have general supervision, direction, and control of the business and affairs of the Corporation. The President shall be the chief executive officer of the Corporation if the Chairman of the Board and Chief Executive officer is not serving in such capacity. He shall preside, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors and at all meetings of the shareholders. Subject to control of the Board of Directors and management powers and duties assigned to the chief executive officer, he shall have general supervision, direction and control of the business affairs of the Corporation and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board of Directors.

      7.8 Vice President. In the absence or disability of the Chief Executive Officer, President, the vice presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or as the Chief Executive officer may from time to time delegate.

      7.9   Secretary.

            (a) The Secretary shall keep or cause to be kept .(1) the minute book, (2) the share register, and (3) the seal, if any, of the Corporation.

            (b) The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board.

      7.10  Chief Financial officer.

            (a) The Chief Financial officer shall keep, or cause to be kept, the books and records of account of the Corporation.

            (b) The Chief Financial officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive officer and the Board of Directors, whenever they request it, an account of all of his transactions as Chief Financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or as the Chief Executive Officer may from time to time delegate.

                                   ARTICLE 8

                                 INDEMNIFICATION

      8.1 Definitions. For purposes of this article, the following terms shall have the meanings specified:

            (a) "agent" shall include any person who is or was a director, officer, employee, or other agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation;

            (b) "proceeding" shall include any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" shall include, without limitation, attorneys, fees and any expenses of establishing a right to indemnification under section 8.4 or section 8.5(c) of this article.

      8.2 Indemnification in Actions by Third Parties. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

      8.3 Indemnification in Actions by or in the Right of the Corporation. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and its shareholders Notwithstanding the foregoing, no indemnification shall be made under this section:

            (a) in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such Person's duty to the Corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, such action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

            (b) of amounts paid in settling or otherwise disposing of a threatened or pending action, without court approval; or

            (c) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

      8.4 Indemnification Against Expenses. To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in section 8.2 or 8.3 of this article or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

      8.5 Required Determinations. Except as provided in section 8.4 of this article, any indemnification under this article shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in sections 8.2 or 8.3 of this article by:

            (a) a majority vote of a quorum consisting of directors who are not parties to such proceeding;

            (b) if such a quorum of directors is not available, by independent legal counsel in a written opinion;

            (c) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

            (d) the court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the Corporation.

      8.6 Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this article.

      8.7 Other Indemnification. The indemnification provided by these bylaws shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights between indemnification are authorized in the Articles of Incorporation.

      8.8 Forms of Indemnification Not Permitted. No indemnification or advance shall be made under this article, except as provided in section 8.4 or section 8.5(c) in any circumstance where it appears:

            (a) that it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

            (b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

      8.9 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this article.

      8.10 Nonapplicability to Fiduciaries of Employee Benefit Plans. This article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of the Corporation as defined in section 8.1 of this article. The Corporation shall have power to indemnify such trustee, investment manager or other fiduciary to the extent permitted by Arizona law.

                                   ARTICLE 9

                              RECORDS AND REPORTS

      9.1 Minute Book - Maintenance and Inspection. The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order a minute book which shall contain a record of all actions by its shareholders, the Board of Directors, including the following information: the time, date, and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy thereof; the names of those present at each meeting of the Board of Directors or committees thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers or notice, consents to the holding of a meeting, or approvals of the minutes thereof; and written consents for any action without a meeting.

      9.2 Share Register - Maintenance and Inspection. The Corporation shall keep or cause to be kept at its principal executive office, or, if so provided by resolution of the Board of Directors, at the Corporation's transfer agent or registrar, k a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number of classes of shares held by each, and the number and date of cancellation of every certificate surrendered for cancellation.

      9.3 Books and Records of Account - Maintenance and Inspection. The Corporation shall keep or cause to be kept at its principal executive office or such other place as the Board of Directors may order, adequate and correct books and records of account.

      9.4 Bylaws - Maintenance and Inspection. The Corporation shall keep at its principal executive office or, in the absence of such office in the State of Arizona, at its principal business office in that state, the original or a copy of these Bylaws as amended to date.

      9.5 Annual Report to Shareholders. Unless required by Arizona law, the annual report to the shareholders is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the Corporation at the discretion of the Board of Directors.

                                   ARTICLE 10

                    MISCELLANEOUS GENERAL CORPORATE MATTERS

      10.1 Checks, Drafts, etc.. All checks, drafts, or other orders for payment of money, all notes or other evidences of indebtedness, and any assignments or endorsements thereof, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

      10.2 Contracts, etc. - How Executed. The Board of Directors may except as otherwise provided in these Bylaws, authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors, no officer, employee, or other agent shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

      10.3 Certificates of Stock. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or Chief Executive officer or the President or a vice president and by the Chief Financial officer or an assistant chief financial officer or the Secretary or an assistant secretary, certifying the number of shares and the class or series thereof owned by the shareholder. Any or all of the signatures on a certificate may be by facsimile signature. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may he issued by the Corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

      10.4 Lost Certificates. Except as provided in this section no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged, loss, theft, or destruction of such certificate or the issuance of such new certificate.

      10.5 Representation of Shares of Other Corporations. Any person designated by resolution of the Board of Directors or, in the absence of such designation, the Chairman of the Board, Chief Executive Officer, the President, any vice president, the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.

      10.6 Construction of Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in Arizona law shall govern the construction of these Bylaws.

                                   ARTICLE 11

                                   AMENDMENTS

      Except as otherwise provided in these Bylaws, new bylaws may be adopted or these Bylaws may be amended or repealed by the Board of Directors or by the affirmative vote of a majority of the outstanding shares entitled to vote; provided, however, that a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number of directors, or changing from a fixed to a variable number of directors of vice versa, may only be adopted by approval of the outstanding shares.